UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)              Election of Director.

On August 25, 2016, the board of directors (the “Board”) of Trinseo S.A. (the “Company”) approved the appointment of Philip Martens and Ruth Springham to the Board to fill the seats to be vacated by Messrs. Aurélien Vasseur and Felix Hauser effective September 1, 2016, in accordance with the Company’s Articles of Association.  The appointments of Mr. Martens and Ms. Springham will be effective September 1, 2016.  Upon ratification of their appointments by the shareholders at the 2017 Annual General Meeting of Shareholders, Mr. Martens and Ms. Springham will hold office until the 2019 and 2020 Annual General Meeting of Shareholders, respectively, and until successors are elected and qualified. Mr. Martens is expected to be appointed to the Company’s compensation and nominating and corporate governance committees.

There is no arrangement or understanding under which either Mr. Martens or Ms. Springham was appointed as a director. There are no transactions involving Mr. Martens or Ms. Springham requiring disclosure under Item 404(a) of Regulation S-K. Mr. Martens and Ms. Springham will each participate in the Company’s director compensation program set forth in the Company’s director offer letter, a form of which is set forth in Exhibit 10.1 to this Current Report, except that Ms. Springham will not participate in the Company’s equity compensation program for directors. In connection with his appointment to the Board, Mr. Martens and Ms. Springham each entered into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-194561) and a form of such agreement was filed as Exhibit 10.39 thereto.

Item 8.01                                           Other Events

The Company announced the appointments of Mr. Martens and Ms. Springham in a press release dated August 31, 2016 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Director Offer Letter

99.1	Press Release, dated August 31, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name:	Angelo N. Chaclas
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: August 31, 2016

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